Exhibit 5.1

Board of Directors Cool Company Ltd. Canon’s Court 22 Victoria Street Hamilton HM 11 Bermuda	Email JWilson@applebyglobal.com Direct Dial +1 441 298 3559 Direct Fax +1 441 298 3388 Tel +1 441 295 2244 Fax +1 441 298 3388 Your Ref Appleby Ref 4552888.0004/JW/CM/KC 28 March 2024

Bermuda Office

Appleby (Bermuda) Limited
Canon's Court
22 Victoria Street
PO Box HM 1179
Hamilton HM EX
Bermuda

Tel +1 441 295 2244
Cool Company Ltd. (Company)

INTRODUCTION

We act as special Bermuda legal counsel to the Company. The Company has requested that we provide this opinion in connection with the Registration Statement (as defined in Schedule 1) filed with the U.S. Securities and Exchange Commission (Commission) relating to the registration under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, Securities Act) of: 1,495,049 common shares, par value US$1.00 each, in the capital of the Company (Common Shares), that may be issued as follows:

i)	272,233 Common Shares that may be issued upon the exercise of vested options awarded under the 2022 Option Agreements (as defined in Schedule 1);

ii)	890,945 Common Shares that may be issued upon the vesting and exercise of options awarded under the Option Agreements (as defined in Schedule 1);

iii)
180,828 Common Shares, that may be issued upon the vesting and settlement of restricted stock units granted pursuant to the RSU Agreements (as defined in Schedule 1) and awarded to certain directors, officers or employees of the Company; and

iv)	151,043 Common Shares reserved for future award grants under the LTI Plan (as defined in Schedule 1).

Appleby (Bermuda) Limited (the Legal Practice) is a company limited by shares incorporated in Bermuda and approved and recognised under the Bermuda Bar (Professional Companies) Rules 2009. "Partner" is a title referring to a director, shareholder or an employee of the Legal Practice. A list of such persons can be obtained from your relationship partner.
Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ Mauritius ■ Seychelles ■ Shanghai

OUR REVIEW

For the purposes of giving this opinion we have examined and relied upon the documents listed in Part 1 of Schedule 1 (Documents) and the documents listed in Part 2 of Schedule 1. We have not examined any other documents, even if they are referred to in the Documents.

For the purposes of giving this opinion we have carried out the Company Search and the Litigation Search described in Part 3 of Schedule 1.

We have not made any other enquiries concerning the Company and in particular we have not investigated or verified any matter of fact or representation (whether set out in any of the Documents or elsewhere) other than as expressly stated in this opinion.

Unless otherwise defined herein, capitalised terms have the meanings assigned to them in Schedule 1.

LIMITATIONS

Our opinion is limited to, and should be construed in accordance with, the laws of Bermuda at the date of this opinion.  We express no opinion on the laws of any other jurisdiction.

This opinion is strictly limited to the matters stated in it and does not extend to, and is not to be extended by implication, to any other matters.  We express no opinion on the commercial implications of the Documents or whether they give effect to the commercial intentions of the parties.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, quoted or otherwise relied on for any other purpose.

We consent to the filing of this opinion as an exhibit to the Registration Statement. As Bermuda attorneys we are not qualified to opine on matters of law in any jurisdiction other than Bermuda. As such, in giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

ASSUMPTIONS AND RESERVATIONS

We give the following opinions on the basis of the assumptions set out in Schedule 2 (Assumptions), which we have not verified, and subject to the reservations set out in Schedule 3 (Reservations).

2

Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ Mauritius ■ Seychelles ■ Shanghai

OPINIONS

1.
Incorporation and Status: The Company is incorporated as an exempted company limited by shares and existing under the laws of Bermuda and is a separate legal entity. The Company is in good standing with the Registrar of Companies of Bermuda.

2.
Common Shares: When duly issued and delivered (a) as described in the Registration Statement; (b) pursuant to and in accordance with the Resolutions, the LTI Plan, the RSU Agreements and the Option Agreements; and (c) subject to completion of, and compliance with, any necessary Corporate Proceedings, the Common Shares will be validly issued, fully paid, and non-assessable shares of the Company.

Yours faithfully

/s/ Appleby
Appleby (Bermuda) Limited

3

Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ Mauritius ■ Seychelles ■ Shanghai

SCHEDULE 1

Part 1

The Documents

1.	The Cool Company Ltd Long Term Incentive Plan adopted by the board of directors of the Company on or about 25 November 2022 (the LTI Plan).

2.
A form of restricted stock unit award agreements, as provided to us in draft form, entered into between the Company and each relevant participant under the LTI Plan on 25 November 2022 and 30 November 2023 (collectively, the RSU Agreements).

3.
A form of the option award agreements, as provided to us in draft form, entered into between the Company and each relevant participant under the LTI Plan on 25 November 2022 and 30 November 2023 (respectively, the 2022 Option Agreement and the 2023 Option Agreement and collectively, the Option Agreements).

Part 2

Other Documents Examined

1.
A PDF copy of the registration statement on Form S-8 filed with the Commission on the date of this opinion and to which this opinion is attached as an exhibit (including its exhibits, as finally amended including all necessary post-effective amendments, Registration Statement).

2.
An executed PDF copy of a certificate of the Secretary of the Company dated 28 March 2024 (Secretary’s Certificate), making certain certifications and attaching forms of the RSU Agreements and Option Agreements.

3.
An executed PDF copy of a certificate of an officer of the Company dated 28 March 2024 (Certificate and together with the Secretary’s Certificate, the Certificates), making certain certifications and attaching certified true copies of the following in respect of the Company:

(a)	the certificate of incorporation (Certificate of Incorporation);

(b)	the memorandum of association and the amended and restated bye-laws of the Company adopted by the shareholders on 29 November 2023 (collectively, the Constitutional Documents); and

(c)	the register of directors and officers (Register of Directors and Officers).

4.	Certified extracts of the minutes of meetings of the Company’s board of directors held on 25 November 2022, 21 November 2023 and 26 March 2024 (Resolutions).

5.	A PDF copy of a Certificate of Compliance dated 26 March 2024 issued by the Registrar of Companies in respect of the Company.

6.	A copy of the results of the Litigation Search.

7.	A copy of the results of the Company Search.

4

Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ Mauritius ■ Seychelles ■ Shanghai

Part 3

Searches

1.
A search of the entries and filings shown and available for inspection in respect of the Company in the register of charges and on the file of the Company maintained in the register of companies by the Registrar of Companies in Hamilton, Bermuda, as revealed by a search of the Registrar of Companies’ online electronic registry conducted on 28 March 2024 (Company Search).

2.
A search of the entries and filings shown and available for inspection in respect of the Company in the Cause and Judgement Book of the Supreme Court maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a physical search conducted, and/or electronic record of the Cause and Judgment Book distributed by the Supreme Court, on 28 March 2024 (Litigation Search).

5

Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ Mauritius ■ Seychelles ■ Shanghai

SCHEDULE 2

Assumptions

We have assumed:

1.
(i) that the originals of all documents examined in connection with this opinion are authentic, accurate and complete; and (ii) the authenticity, accuracy completeness and conformity to original documents of all documents submitted to us as copies;

2.	that each of the Documents and other documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

3.
that there has been no change to the information contained in the Certificate of Incorporation and that the Constitutional Documents are in full force and effect and are unamended at the time of the issuance of the Common Shares;

4.
that the signatures, initials and seals on all documents and certificates submitted to us as originals or copies of executed originals are authentic, and the signatures and initials on any Document executed by the Company are the signatures and initials of the person or persons authorised to execute the documents by the Company, by resolution of its board of directors or any power of attorney granted by the Company, to execute such Document;

5.
that where incomplete documents, drafts or signature pages only have been supplied to us for the purposes of issuing this opinion, the original documents have been duly completed and correspond in all material respects with the last version of the relevant documents examined by us prior to giving our opinion;

6.	that the Documents do not differ in any material respects from any drafts of the same which we have examined and upon which this opinion is based;

7.
that each of the parties (other than the Company under Bermuda law) is incorporated, organised or registered (as the case may be) and in good standing (where such concept is legally relevant) under the laws which govern its capacity and has the capacity, power and authority, has fulfilled all internal authorisation procedures and completed all applicable filings and formalities, and has obtained all authorisations, approvals, consents, licences and exemptions required under the laws of any relevant jurisdiction to execute, deliver and perform its respective obligations under the RSU Agreements and the Option Agreements and the transactions contemplated thereby and has taken all necessary corporate and other action required and completed all applicable formalities required to authorise the execution of the RSU Agreements and Option Agreements and the performance of its obligations under them;

6

Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ Mauritius ■ Seychelles ■ Shanghai

8.
the truth, accuracy and completeness of all representations and warranties or statements of fact or law (other than as to the laws of Bermuda in respect of matters upon which we have expressly opined) made in the Documents and any correspondence submitted to us;

9.	the due execution and delivery of the RSU Agreements and Option Agreements by each of the parties thereto;

10.	that the choice of laws as the governing law of the Documents has been made in good faith and is valid and binding under the laws of all relevant jurisdictions (other than Bermuda);

11.
that each Document is in the proper legal form to be admissible in evidence and enforced in the courts of the jurisdiction by which such Document is expressed to be governed and in accordance with the laws of such jurisdiction;

12.
that, insofar as any obligation under the Documents is to be performed by any of the parties thereto in any jurisdiction outside of Bermuda, its performance will be legal, valid and binding in accordance with the law of any jurisdiction other than Bermuda to which they are subject or in which they are respectively constituted and established;

13.
that no party to the Documents by having entered into and performing the transactions contemplated by the Documents will be in breach of any other agreement, deed, trust deed or licence to which it is a party or by which it is bound;

14.
that the Documents constitute, or, when executed, will constitute legal, valid, binding and enforceable obligations of all parties thereto both (a) in accordance with their jurisdiction(s) of existence and (b) under the laws by which each Document is expressed to be governed;

15.
the accuracy, completeness and currency of the records and filing systems maintained at the public offices where we have searched or enquired or have caused searches or enquiries to be conducted, that such search and enquiry did not fail to disclose any information which had been filed with or delivered to the relevant body but had not been processed at the time when the search was conducted and the enquiries were made, and that the information disclosed by the Company Search and the Litigation Search is accurate and complete in all respects and such information has not been materially altered since the date of the Company Search and the Litigation Search;

7

Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ Mauritius ■ Seychelles ■ Shanghai

16.
that: (i) the Documents are in the form of the documents approved in the Resolutions;  (ii) the Resolutions accurately reflect the resolutions passed by the board of directors of the Company in meetings which were duly convened and at which a duly constituted quorum was present, maintained and voting throughout/duly adopted by all the directors of the Company as unanimous written resolutions of the board of directors;  (iii) all interests of the directors on the subject matter of the Resolutions, if any, were declared and disclosed in accordance with the law and the Constitutional Documents; and (iv) the Resolutions have not been revoked, amended or superseded, in whole or in part, and remain in full force and effect at the date of this opinion; and (v) the directors of the Company have concluded that the entry into or adoption by the Company of the Documents and such other documents approved by the Resolutions and the transactions contemplated thereby are bona fide in the best interests of the Company;

17.
that there is no matter affecting the authority of the directors to issue the Registration Statement or enter into the Documents including breach of duty or lack of good faith which would have any adverse implications in relation to the opinions expressed in this opinion;

18.
that the Company has entered into its obligations under the Documents in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Documents would benefit the Company;

19.
that the Register of Directors and Officers accurately reflects the names of all directors and officers of the Company as at the date the Resolutions were passed or adopted, the date the Documents were executed and as at the date of this opinion;

20.
that the entry into or adoption of the Documents and carrying out each of the transactions referred to therein will not conflict with or breach any applicable economic, anti-money laundering, anti-terrorist financing or other sanctions;

21.	that, save for the documents provided to us, there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Documents;

22.
that there are no matters of fact or law (excluding matters of Bermuda law) affecting the enforceability of the Documents that have arisen since the execution of the Documents which would affect the opinions expressed herein;

8

Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ Mauritius ■ Seychelles ■ Shanghai

23.	that the Registration Statement has been, or will be, declared effective by the Commission prior to the issuance of the Common Shares;

24.
that when the issue of the Common Shares was, or is, effected, the value received by the Company in connection with such issuance, as applicable, was not or will not be less than the aggregate par value of the Common Shares;

25.
that all necessary corporate action will be taken to authorise and approve any grant of awards under the LTI Plan pursuant to which Common Shares may be issued and sold and that the terms of such awards and the RSU Agreements and the Option Agreements will, in each case as applicable, be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto (collectively, in respect of the Company, Corporate Proceedings); and

26.	that, at the time of issuance of the Common Shares:

(a)
under the LTI Plan, any applicable award agreement was entered into, and when entered into was duly completed and executed by the parties thereto in accordance with applicable law and the LTI Plan, and shall be valid and binding on the parties thereto; and

(b)
under the RSU Agreement and the Option Agreements, the RSU Agreements and the Option Agreements remain in full force and effect, and when entered into, the RSU Agreements and the Option Agreements were duly completed and executed by the parties thereto in accordance with applicable law and the LTI Plan (where applicable), and shall be valid and binding on the parties thereto.

9

Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ Mauritius ■ Seychelles ■ Shanghai

SCHEDULE 3

Reservations

Our opinion is subject to the following:

1.
Bermuda Law:  We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda.  This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

2.	Good Standing: The term “good standing” means that the Company has received a Certificate of Compliance from the Registrar of Companies.

3.
Non-assessable: Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between such company and the holder of shares, that:  no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise;  and no shareholder shall be bound by an alteration of the Constitutional Documents after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

4.
Certificates: We have relied upon statements and representations made to us in the Certificates for the purposes of this opinion. We have made no independent verification of the matters referred to in the Certificates, and we qualify this opinion to the extent that the statements or representations made in the Certificates are not accurate in any respect.

10

Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ Mauritius ■ Seychelles ■ Shanghai